Exhibit 10.112

                       AMENDMENT NO. 1 TO PROMISSORY NOTE

      This Amendment No. 1 to Promissory Note ("Amendment") is by and between Renee J. Conner and William E. Renninger (the "Holders") and National Investment Managers Inc. (the "Maker"), effective as of September 29, 2009.

      Whereas, reference is herby made to a certain Promissory Note, dated February 24, 2009, by and between the Holders and the Maker in the amount of Three Hundred Thirty Seven Thousand Five Hundred dollars ($337,500.00) (the "Promissory Note No. 1"). All capitalized terms used herein and not otherwise defined herein shall have the meanings as set forth in the Promissory Note;

      Whereas, reference is herby made to a certain Promissory Note, dated February 24, 2009, by and between the Holders and the Maker in the amount of Five Hundred Thousand dollars ($500,000.00) (the "Promissory Note No. 2;" Promissory Note No. 1 and Promissory Note No. 2 collectively referred to as "Promissory Notes");

      Whereas, the Maker and the Holders are amending the terms of the Promissory Notes;

      Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holders and the Maker hereby agree to amend the Promissory Notes as follows:

      1. The scheduled Monthly Installments beginning with the October 1, 2009 Monthly Installment shall be replaced with a single (balloon) payment on March 1, 2010 that includes remaining principal and interest accrued as of August 31, 2009.

      2. No other changes to the Promissory Notes are made, except as expressly set forth herein.

      3. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assign, and no other parties shall be a beneficiary hereunder. Neither this Amendment nor any of the provisions hereof can be changed, waived, discharged or terminated except by a written instrument signed by the party against whom enforcement the change, waiver, discharge or termination is sought.

      4. This Amendment may be signed in counterpart, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Signatures delivered by facsimile transmission shall have the same force and effect as original signatures delivered in person.

                                               [Signatures on following page]

Exhibit 10.112

NATIONAL INVESTMENT MANAGERS INC.               RENEE J. CONNER

By:___/s/  John M. Davis_____________           By:_/s/ Renee J. Conner_________
Name: John M. Davis
Title: President & Chief Operating Officer

                                                WILLIAM E. RENNINGER



                                                By:__/s/ William E. Renninger___